UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

TOMI ENVIRONMENTAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-09908	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9454 Wilshire Blvd., Penthouse Beverly Hills, California 90212
(Address of principal executive offices) (Zip Code)

(800) 525-1698
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	TradingSymbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TOMZ	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2019, on October 30, 2019, the shareholders of TOMI Environmental Solutions, Inc. (the “Company”), approved at the annual meeting of the shareholders of the Company a proposal to amend the Articles of Incorporation of the Company, as amended, in order to implement a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the outstanding shares of the Company’s outstanding cumulative, convertible preferred A stock, par value $0.01 per share (the “Series A Preferred Stock”), in each case, at a ratio within the range from 1-for-2 to 1-for-20, with the exact ratio to be determined by the Company’s board of directors (the “Board”).

On September 9, 2020, the Board approved a reverse stock split of the Common Stock and the Series A Preferred Stock, in each case, at a ratio of 1-for-8 and without any change to the respective par value thereof (the “Reverse Stock Split”), and, on September 10, 2020, the Company filed an Articles of Amendment to its Articles of Incorporation (the “Amendment”) with the Department of State of the State of Florida to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 5:00 p.m., Eastern time, on September 10, 2020 (the “Effective Time”). Following the Effective Time, the Common Stock has the new CUSIP number 890023203. The Common Stock will begin trading on a split-adjusted basis when the market opens on September 15, 2020 and will be listed on the OTCQB® Venture Market under the trading symbol “TOMZD,” for 20 business days, and subsequently under the trading symbol “TOMZ.”

As a result of the Reverse Stock Split, each holder of the Common Stock will receive one (1) new share of Common Stock for every eight (8) shares of Common Stock that such shareholder held immediately prior to the Effective Time and each holder of the Series A Preferred Stock will receive one (1) new share of Series A Preferred Stock for every eight (8) shares of Series A Preferred Stock that such shareholder held immediately prior to the Effective Time. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would have otherwise resulted from the Reverse Stock Split will be rounded up to the next whole number of shares.

Immediately following the Effective Time, the number of issued and outstanding shares of the Common Stock decreased from 133,968,117 shares to approximately 16,746,015 shares, and the number of issued and outstanding shares of the Series A Preferred Stock decreased from 510,000 shares to approximately 63,750 shares. The number of authorized shares of the Common Stock and the Series A Preferred Stock under the Articles of Incorporation of the Company, as amended, were not affected by the Reverse Stock Split and continue to be 250,000,000 shares and 1,000,000 shares, respectively.

The Reverse Stock Split also resulted in proportional increases in the per share exercise prices of, and proportional decreases in the number of shares issuable upon the exercise or conversion of, all outstanding options, warrants, convertible or exchangeable securities entitling the holders thereof to purchase, exchange for, or convert into, shares of the Common Stock, in each case, in accordance with the terms thereof and based on the Reverse Stock Split ratio.

Continental Stock Transfer & Trust Company, the Company’s transfer agent, will act as exchange agent in connection with the Reverse Stock Split.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 19, 2019, the relevant portions of which are incorporated herein by reference.

The foregoing information does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01
Other Events.

On September 14, 2020, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment of Articles of Incorporation of TOMI Environmental Solutions, Inc.
99.1	Press Release dated September 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

Date: September 14, 2020	By:	/s/ Halden S. Shane
Name: Halden S. Shane
Title: Chief Executive Officer